UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 14, 2017, H&E Equipment Services, Inc., a Delaware corporation (the “Company” or “H&E”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neff Corporation, a Delaware corporation (“Neff”), and Yellow Iron Merger Co., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Neff (the “Merger”), with Neff continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of H&E.

Merger Consideration

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Neff (the “Class A Common Stock”), including those shares issued in the Exchanges (as defined below) (other than Class A Common Stock held in treasury by Neff, owned directly or indirectly by H&E or any of its subsidiaries or with respect to which appraisal rights under Delaware law are properly perfected and not withdrawn) will be cancelled and converted, in accordance with the Merger Agreement, into the right to receive an amount of cash equal to $21.07, minus an Adjustment Amount (the “Merger Consideration”). The “Adjustment Amount” shall mean an amount equal to the quotient of (i) certain specified increased financing costs incurred by Parent, if any, if the Closing (as defined in the Merger Agreement) does not occur prior to January 15, 2018, and (ii) the number of shares of Company Class A Common Stock issued and outstanding on the Closing Date (as defined in the Merger Agreement) plus the number of shares of Company Class A Common Stock issuable in respect of the Company Equity Awards outstanding on the Closing Date, whether vested or unvested; provided, however, that in no event will the Adjustment Amount exceed $0.44.

Treatment of Neff Equity Awards

At the Effective Time, each outstanding option to purchase a share of Class A Common Stock (the “Neff Stock Options”), will be cancelled and will cease to be outstanding with the holder of such Neff Stock Option becoming entitled to receive (i) in the case of each unvested Neff Stock Option, a substitute stock option on the same terms to purchase H&E common stock and (ii) in the case of each vested Neff Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Neff Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Neff Stock Option (or portion thereof) as of the Effective Time.

At the Effective Time, each restricted stock unit award in respect of shares of Class A Common Stock that is outstanding as of the Effective Time granted by Neff, whether vested or unvested (each, a “Neff Restricted Stock Unit Award” and, together with Neff Stock Options, the “Neff Equity Awards”) will be cancelled and will cease to be outstanding with the holder of such Neff Restricted Stock Unit Award becoming entitled to receive: (i) in the case of each unvested Neff Restricted Stock Unit Award, time-vesting restricted stock units of H&E common stock equal to the product of (x) the number of shares of Class A Common Stock with respect to which such Neff Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (y) the Exchange Ratio (as defined in the Merger Agreement); and (ii) in the case of each vested Neff Restricted Stock Unit Award, an amount of cash (less applicable tax withholdings) within ten days after the Closing Date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Neff Restricted Stock Unit Award was vested as of immediately prior to the Effective Time.

Conditions to Consummation of the Merger

Under the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) the information statement of Neff in connection with the Merger shall have been mailed to stockholders of Neff at least twenty (20) days prior to the closing of the Merger; (ii) the absence of any injunction which prohibits the consummation of the Merger and any statute, rule, regulation, judgment, decision, decree or other order that has the effect of making the Merger illegal or otherwise prohibits its consummation; (iii) subject to certain materiality and material adverse effect exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Solicitations of Acquisition Proposals

Go-Shop Period

From the execution of the Merger Agreement and until 11:59 p.m. (New York City time) on August 20, 2017 (such period, the “Go-Shop Period”), Neff, its subsidiaries and their respective representatives have the right to solicit, initiate, encourage or facilitate any inquiry or the making of any alternative acquisition proposal (an “Acquisition Proposal”), including by providing information (including non-public information and data) regarding, and affording access to, the business, properties, assets, books, records and personnel of Neff and its subsidiaries to any person pursuant to a confidentiality agreement, and engage in, enter into, continue or otherwise participate in any discussions or negotiations with any persons or group of persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.

No-Shop Period

Except with respect to an Acquisition Proposal that is subject to a holdover period of up to five business days for certain Acquisition Proposals received during the Go-Shop Period, from 12:00 a.m. (New York City time) on August 21, 2017 (the “No-Shop Period Start Date”) until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement, Neff has agreed that it will not, and will cause its subsidiaries and their representatives not to, (i) solicit, encourage, discuss or negotiate any Acquisition Proposal or potential Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any non-public information regarding an Acquisition Proposal to, any person or group of persons that is considering making an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

Superior Proposals

In the event that the board of directors of Neff or a duly authorized committee receives an Acquisition Proposal that it determines is a Superior Proposal, Neff may, prior to the end of the Go–Shop Period (subject to its receipt during the Go-Shop Period of certain Acquisition Proposals that are subject to a holdover period of up to five business days) subject to compliance with notice requirements, providing a period for H&E to match such proposal, payment of a termination fee and other conditions set forth in the Merger Agreement, terminate the Merger Agreement to accept the applicable Superior Proposal.

Termination Rights; Termination Fees

The Merger Agreement contains certain customary termination rights, including that each of H&E and Neff has the right to terminate the agreement after January 14, 2018 if the Merger has not been consummated, provided that if all of the conditions to closing have been satisfied other than having obtained HSR clearance, each of H&E and Neff may extend such outside date to April 10, 2018. In the event that Neff terminates the Merger Agreement in accordance with the go-shop procedures described above to enter into a definitive agreement for a Superior Proposal, Neff will be required to pay H&E a cash termination fee in the amount of $13,165,000. In the event that H&E or Neff terminates the Merger Agreement under certain other specified circumstances, Neff will be required to pay H&E a cash termination fee in the amount of $18,430,000.

Representations, Warranties and Covenants

The Merger Agreement includes customary representations, warranties and covenants of Neff, H&E and Merger Sub. Among other things, Neff has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

Support Agreement

Also on July 14, 2017, concurrently with the execution of the Merger Agreement, H&E entered into a support agreement (the “Support Agreement”) with Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (together, the “Wayzata Holders”). The Wayzata Holders beneficially own 14,951,625 shares of Class B common stock, par value $0.01 per share, of Neff (“Class B Common Stock,” and together with Class A Common Stock, “Neff Common Stock”), representing approximately 62.7% of the outstanding Neff Common Stock. Concurrently with the execution of the Support Agreement the Wayzata Holders executed and delivered a written consent effective immediately following execution of the Merger Agreement (the “Written Consent”) adopting the Merger Agreement and approving the Merger. Under the Support Agreement, the Wayzata Holders agreed during the term of the Support Agreement, subject to certain limitations set forth therein, to vote all of their shares of Neff Common Stock against any action or agreement that is intended to prevent, interfere with, impair or delay the Merger. The Wayzata Holders are permitted to engage in go-shop activities to the extent those activities are permitted by Neff under the Merger Agreement as described above, and the Support Agreement otherwise restricts the Wayzata Holders from discussions, negotiations and other actions related to acquisition proposals. The Support Agreement terminates on the earliest of (i) the mutual written consent of H&E and the Wayzata Holders, (ii) the date the Merger Agreement is terminated in accordance with its terms, and (iii) the closing of the Merger. Additionally, each Wayzata Holder has the right to terminate the Support Agreement following certain material amendments to the Merger Agreement.

As a result of the execution and delivery of the Written Consent, the required approval of the Merger by the stockholders of Neff has been obtained and no additional stockholder approvals are required to complete the Merger. The Written Consent will be deemed null and void and will have no further force or effect if the Support Agreement is terminated in accordance with its terms, including if the Merger Agreement is terminated pursuant to its terms.

Exchange and Termination Agreements

Also on July 14, 2017, concurrently with execution and delivery of the Merger Agreement, the Wayzata Holders entered into an Exchange and Termination Agreement (the “Wayzata Exchange and Termination Agreement”) with Neff, H&E and Neff Holdings LLC, a Delaware limited liability company (“Neff Holdings”), and the LLC Optionholders (as defined therein) entered into an Exchange and Termination Agreement (the “LLC Optionholder Holder Exchange and Termination Agreement” and, together with the Wayzata Exchange and Termination Agreement, the “Exchange and Termination Agreements”), with Neff, H&E, Neff Holdings and the Management Representative (as defined therein). Pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Tax Receivable Agreement, dated as of November 26, 2014 (the “Tax Receivable Agreement”), by and among Neff,

Holdings, each of the members from time to time party thereto, the LLC Optionholders and the Management Representative, will be terminated without any payment by Neff. Under the Tax Receivable Agreement, Neff previously agreed to make certain payments to the Wayzata Holders based upon the reduction of Neff’s liability for U.S. federal, state, local and franchise taxes arising from adjustments to Holding’s basis in its assets and imputed interest.

Pursuant to the Wayzata Exchange and Termination Agreement, immediately prior to the Effective Time, all of the Common Units (the “LLC Units”) in Holdings owned by each of the Wayzata Holders shall be exchanged (the “Wayzata Holder Exchange”) directly with Neff for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the Second Amended and Restated Limited Liability Company Agreement of Neff Holdings, dated as of November 26, 2014 (the “LLC Agreement”). Simultaneous with the consummation of the Wayzata Holder Exchange, all of the related Class B Common Stock of Neff owned by each of the Wayzata Holders will be cancelled by Neff pursuant to Neff’s Amended and Restated Certificate of Incorporation for no consideration. Additionally, pursuant to the LLC Optionholder Exchange and Termination Agreement, immediately prior to the Effective Time, all of the options convertible into LLC Units (the “LLC Options”) held by the LLC Optionholders shall be converted on a cashless basis into LLC Units and such LLC Units shall be exchanged (the “LLC Optionholder Exchange,” and together with the Wayzata Holder Exchange, the “Exchanges”) directly with the Company for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the LLC Agreement.

Additionally, pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Registration Rights Agreement, dated as of November 26, 2014, by and among Neff, the Wayzata Holders, and certain other individuals, will be terminated.

Financing of the Merger

The Company intends to fund the consideration to be paid pursuant to the terms of the Merger Agreement, as well as the fees, commissions and expenses related to the transactions contemplated thereby, through a combination of some or all of the following:

•	Availability under a new $1.25 billion senior secured asset-based revolving credit facility (the “ABL Facility”);

•	The issuance and sale of up to $575 million (which may be increased to up to $825 million, if the proposed equity offering described below is not consummated in full or at all) of senior unsecured notes of the Company in a private placement (the “Proposed Notes Offering”); and

•	The issuance and sale of up to $250 million of the Company’s common stock in a public offering or private placement (the “Proposed Equity Offering,” and collectively with the ABL Facility and the Proposed Notes Offering, the “Proposed Financing”).

The Company also intends to use a portion of the proceeds of the Proposed Financing to refinance certain existing indebtedness of the Company and Neff, including existing senior secured credit facilities. Subject to market conditions, the Company may seek to refinance its existing 7% senior unsecured notes due 2022 in the aggregate principal amount of $630 million. The Proposed Equity Offering and Proposed Notes Offering are each subject to market and other conditions, and the Proposed Financing is contingent on the satisfaction of certain customary conditions.

In connection with its entry into the Merger Agreement, on July 14, 2017, the Company entered into a Commitment Letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”), WF Investment Holdings, LLC (“WFIH”) and Wells Fargo Securities, LLC (collectively with Wells Fargo Bank and WFIH, “Wells Fargo”), pursuant to which Wells Fargo has committed to provide 100% of the ABL Facility and 100% of the principal amount of a senior unsecured bridge facility (the “Bridge Facility”) in an amount up to $825 million. The Commitment Letter contemplates that the Company will undertake the Proposed Notes Offering and the Proposed Equity Offering, and the commitment under the Bridge Facility will be reduced, on a dollar-for-dollar basis, by the amount of aggregate proceeds, if any, from the Proposed Notes Offering and Proposed Equity Offering. Funding of the financing under the Commitment Letter is contingent on the satisfaction or waiver of certain conditions set forth therein.

The ABL Facility is expected to contain a springing minimum fixed charge coverage ratio covenant and other customary negative and affirmative covenants and representations and warranties. The Bridge Facility is also expected to contain customary affirmative and negative covenants and representations and warranties. The respective obligations of Wells Fargo Bank and WFIH to provide the Credit Facilities are subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter and the documentation standards specified therein.

Under certain conditions Wells Fargo has the right to exercise a securities demand which requires the Company to accept an issuance, at then current market terms, of up to $825 million in unsecured debt securities in order to close the transaction.

Wells Fargo or its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business, and has received, and may in the future receive, customary fees for such transactions and services.

Incorporation by Reference

Copies of the Merger Agreement, the Wayzata Exchange and Termination Agreement, the LLC Optionholder Holder Exchange and Termination Agreement, the Commitment Letter and the Support Agreement (the “Agreements”) are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 99.1 hereto, respectively, and are incorporated by reference. The foregoing descriptions of the Agreements have been included to provide investors and security holders with information regarding the terms of the Agreements, do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable Agreement. The Agreements contain representations, warranties and covenants that the Company, on the one hand, and Neff and the other parties thereto, on the other hand, made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the applicable Agreement between the parties thereto and may be subject to important qualifications and limitations agreed to by such parties in connection with negotiating the terms thereof, including being qualified by confidential disclosure exchanged between the parties in connection with the entry into such Agreement. The representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties to the applicable Agreement rather than establishing matters of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable Agreement, which subsequent information may or may not be fully reflected in the Company’s or Neff’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2017, the Company and Neff issued a joint press release in connection with their entry into the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.2 and incorporated by reference herein.

This press release and this related information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Exchange Act nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended (the “Securities Act”), except as previously set forth by specific reference in such a filing.

Additional Information About the Proposed Merger and Where to Find It

Investors and security holders are urged to carefully review and consider each of the Company’s and Neff’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All of the documents filed with or furnished to the SEC by the Company are available on the Company’s Internet website under the Investor Relations link or at the SEC’s website, www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them in writing to H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809, Attention: Investor Relations.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s of Neff’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions, as well as other statements, including statements about the anticipated benefits to the Company and Neff from the Merger, the Company’s and Neff’s anticipated financial and operating results, the impact of the Merger on the Company’s earnings and capital structure and the Company’s and Neff’s respective plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance and achievements of the Company and Neff to differ materially from the anticipated results expressed or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: (1) the risk that the savings and synergies anticipated from the Merger are not realized or take longer than anticipated to be realized; (2) disruption or reputational harm as a result of the Merger with the Company’s or Neff’s customers, suppliers, employees or others business partner relationships; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the failure of the closing conditions included in the Merger Agreement to be satisfied (or any material delay in satisfying such conditions), or any other failure to consummate the transactions contemplated thereby, including in circumstances in which the Company would be obligated to pay Neff a termination fee or other damages or expenses; (4) the risk of unsuccessful integration of the Company’s and Neff’s businesses, or that such integration will be materially delayed or will be more costly or difficult than anticipated; (5) the amount of the costs, fees, expenses and charges related to the Merger; (6) the ability to obtain required governmental approvals of the proposed Merger, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (7) any additional costs related to the Merger or the other transactions contemplated thereby as a result of unexpected factors or events; (8) the Company’s significant indebtedness, including the indebtedness incurred in the Proposed Financing; (9) any negative effects of this announcement or the consummation of the Merger, the Proposed Financing or any of the other transactions contemplated thereby on the market price of the Company’s common stock or other securities; (10) the diversion of management time on transaction-related issues; (11) other business effects, including the effects of general industry, market, economic, political or regulatory conditions, future exchange or interest rates or changes in tax laws, regulations, rates and policies, including the uncertainty regarding rules and regulations with respect to the foregoing that may be affected by the United States Congress and Trump administration; and (12) the Company’s expected business outlook, anticipated financial and operating results generally. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s and Neff’s respective Annual Reports on Form 10-K and other reports and other documents filed with the SEC. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on the current beliefs and assumptions of the Company’s and Neff’s management, which in turn are based on currently available information and important, underlying assumptions. The Company and Neff are under no obligation to publicly update or revise any forward-looking statements after we file this report, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Although the Company and Neff believe that the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee future results or performance, including the consummation of the transactions contemplated by the Merger Agreement or the Proposed Financing or any anticipated effects of the Merger.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2017, by and among H&E Equipment Services Inc., Yellow Iron Merger Co. and Neff Corporation.*

10.1	Exchange and Termination Agreement, dated as of July 14, 2017, by and among H&E Equipment Services, Inc., Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P., and Wayzata Opportunities Fund Offshore II, L.P.

10.2	Exchange and Termination Agreement, dated as of July 14, 2017, by and among H&E Equipment Services, Inc., Neff Corporation, Neff Holdings LLC, Mark Irion, as management representative, and the other parties thereto.

10.3	Commitment Letter, dated as of July 14, 2017, by and among the Company, Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC.

99.1	Support Agreement, dated as of July 14, 2017, by and among H&E Equipment Services, Inc., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.

99.2	Joint Press Release of H&E Equipment Services, Inc. and Neff Corporation, dated July 14, 2017.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: July 14, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer & Secretary